UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2010

MINATURA GOLD

(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 St. Rose Pkwy. #265 Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 980-1490

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Appointment of Certain Officers

(b) Resignation of Officer

On April 12, 2010, Tod M. Turley gave the Registrant notice of his resignation from his position as Treasurer of the Registrant, which resignation was accepted by the Registrant on April 12, 2010. Mr. Turley remains as the Registrant’s Chief Operating Officer, Secretary and a Director.

(c) Appointment of Officers

On April 12, 2010, the Board of Directors appointed John Philpott to serve as the Registrant’s Chief Financial Officer, Treasurer and Assistant Secretary.

John M. Philpott Mr. Philpott has served as CFO of various growing public companies for the last 15 years. Prior to joining Minatura Gold, he was Chief Financial Officer of Kreido Biofuels, Inc., a highly specialized builder of biodiesel production plants. Prior to that, Mr. Philpott served as a Partner with Aegis Advisors, LLC, a private management company specializing in mergers and acquisitions. For more than 10 years before joining Aegis Advisors, LLC, Mr. Philpott held the position of CFO, Treasurer, and Assistant Secretary with Miravant Medical Technologies, Inc., a publicly held pharmaceutical research and development company. Mr. Philpott began his career at Ernst & Young LLP where he worked for over eight years and left as a Senior Manager. Mr. Philpott has dual B.S. degrees in Business Administration (Accountancy and Management Information Systems) from California State University Northridge and an M.B.A. from University of California, Los Angeles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MINATURA GOLD

By: /S/ Tod Turley
Tod Turley, Chief Operating Officer

Date:  April 12, 2010